                                               SETTLEMENT AGREEMENT

         THIS SETTLEMENT  AGREEMENT  ("Agreement")  is entered into by and among the undersigned  Parties hereto on this 2nd day of October 2001, with reference to the following:

                                              RECITALS OF THE PARTIES

         A.       The  Parties  hereto  are  currently  engaged  in  litigation  in the case  styled  as  Southern
California  Edison  Company,  Plaintiff,  vs.  Loretta M. Lynch et.  al.,  presently  pending in the United  States
District Court for the Central District of California, Case No. 00-12056-RSWL(Mcx) (the "Litigation").

         B.       In the  Litigation,  SCE has contended,  inter alia,  that  Defendants  have not permitted SCE to recover in retail rates the full amount of SCE's costs,  including its wholesale  electric  procurement  costs,  as required  by federal  law. In the absence of this  Agreement,  SCE would have sought to recover  these costs over a shorter time period than provided for in this  Agreement.  Such a recovery could have resulted in  substantial  and immediate  retail rate  increases  materially in excess of electric  retail rates  currently in effect.  Defendants have denied that they have acted  unlawfully,  and have  denied that the Court in which the  Litigation  is pending has jurisdiction over the dispute or to grant the relief sought by SCE.  The Court has overruled Defendants' Mo-

tion to Dismiss on jurisdictional grounds and then stayed the Litigation at the parties' request.

         C.       SCE and the CPUC agree that  certain  wholesale  electric  procurement  costs  reflect  wholesale prices  that may be  unlawful.  SCE and the CPUC,  along with  agencies  of the State of  California,  are  seeking recovery and refunds of such unlawful costs through  proceedings  before the Federal Energy  Regulatory  Commission
("FERC") and may seek recovery and refunds through the courts (the "Refunds").

         D.       As a result of SCE's past  inability  to recover its  wholesale  electricity  procurement  costs,
SCE's ability to procure all of the  electricity  needed to serve its customers has been  threatened,  the State of
California and its taxpayers have assumed SCE's traditional  function of procuring  electric power for SCE's retail customers,  and SCE is in the midst of a severe liquidity crisis,  having incurred  procurement related liabilities
and  indebtedness  totaling   approximately  $6.355  billion.  SCE  cannot  access  credit  in  financial  markets.
Continued  uncertainty and instability  threaten the reliability of SCE's electric  service and create a likelihood that the temporary role of state government in electricity  procurement will be extended  indefinitely.  Before the
Litigation and the Refunds could be resolved through trial and appeal, SCE would likely be forced into bankruptcy.

         E.       As a result of decisions of the CPUC adding a surcharge to retail  rates,  reductions  in natural gas prices,  the  imposition  of  wholesale  price  mitigation  measures  by FERC,  and the  current  stability  of
California's  wholesale  electricity markets resulting from the procurement activity of the State of California and conservation  by  California  consumers,  SCE has been  recently  collecting,  and may continue to collect,  retail revenues in excess of current costs.  The  continuation of current retail rates that produce  revenues in excess of
SCE's  current costs creates an  opportunity  for  resolution  of the  Litigation  and recovery of SCE's  financial capability  and ability to procure all of the  electricity  needed by its  customers  without  further  retail rate increases.  The Parties wish to use this  opportunity to settle the  Litigation for the benefit of ratepayers,  the
State of California and SCE and to enable SCE to procure all of the electricity needed by its customers.

         F.       The purposes of this Agreement are to (i) avoid  instability and uncertainty for ratepayers,  the
State  of  California  and SCE,  (ii)  protect  consumers  from the  potential  impact  of  further  volatility  in electricity  prices,  (iii) avoid further costly and wasteful  litigation,  and (iv) restore the  investment  grade creditworthiness  of SCE as rapidly as reasonably  practical so that it will be able to provide  reliable  electric service as a state regulated entity as it has in the past.

         G.       In the exercise of its police and  regulatory  power,  the CPUC is entering  into this  Agreement and shall adopt such  decisions and orders as it deems  necessary to implement and carry out the provisions of this
Agreement.

         H.       The  CPUC  and SCE  acknowledge  that a  reasonable  and  predictable  regulatory  framework  for procurement  activities  of, and recovery of procurement  costs by, SCE is important to SCE's  procuring all of the electricity needed to serve its customers and the payment of its Procurement Related Liabilities.

         I.       This  Agreement  is a  compromise  believed  by  the  Parties  to be in  the  best  interests  of ratepayers,  the State of  California  and SCE.  Nothing in this  Agreement  shall be  construed or deemed to be an admission of any  liability or any material  facts by any of the Parties  hereto,  it being agreed that any and all obligations  of the  Parties  related  to the  Litigation  shall be solely as set forth in this  Agreement  and the
Stipulated   Judgment.   This  Agreement  is  intended  to  be  non-precedential   in  all  particulars,   and  the
enforceability  of this  Agreement  and the  Stipulated  Judgment  herein  will be of such  limited  duration as is necessary to accomplish their purposes.

         NOW, THEREFORE, in consideration of the foregoing, the agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                                     ARTICLE 1
                                                    DEFINITIONS

Section 1.1       Certain  Defined  Terms.  When  used in this  Agreement,  the  following  terms  shall  have  the following meanings:

(a)      "AB 1890" means  California  Assembly  Bill 1890  enacted  into law in 1996,  Chapter  854, as  thereafter amended.

(b)      "Agreement" shall have the meaning given to such term in the introductory paragraph hereof.

(c)      "CDWR" means the California Department of Water Resources.

(d)      "CDWR Charges" means retail charges for  electricity  that CDWR sells and has sold to retail  customers in
SCE's service territory, including financing costs in connection therewith.

(e)      "CPUC" means the California Public Utilities  Commission and the  Commissioners  thereof in their official capacities and their respective successors.

(f)      "FERC" has the meaning set forth in the Recitals to this Agreement.

(g)      "Litigation" shall have the meaning given to such term in the Recitals to this Agreement.

(h)      "Net Short  Procurement  Costs" means all costs,  including  imbalance  energy costs,  incurred by SCE for energy,  capacity and ancillary  services and all other costs reasonably  related thereto that are determined to be reasonable,  or otherwise meet standards of  reasonableness as established,  by the CPUC,  excluding SCE's costs of energy,  capacity and ancillary  services  provided by (i)  generating  facilities  that are owned by SCE as of the date of this  Agreement  and  (ii)  bilateral  and QF  contracts  to  which  SCE is a party  as of the date of this
Agreement.  For the sake of  clarity,  the  Parties  agree  that  CDWR  Charges  are not part of  SCE's  Net  Short
Procurement  Costs.  Nothing in this  Agreement  is intended to prevent SCE from  incurring  Net Short  Procurement
Costs.

(i)      "Parties" means the CPUC and SCE.

(j)      "Person" means an individual,  partnership, joint venture, corporation,  limited liability company, trust, association or unincorporated organization, any governmental authority, or any other entity.

(k)      "Procurement   Related   Liabilities"  shall  mean  the  procurement   related   liabilities  and
indebtedness listed on Schedule 1.1 attached hereto, totaling approximately $6.354 billion.

(l)      "Procurement  Related  Obligations" shall mean the costs recorded in the Procurement  Related  Obligations
Account together with interest thereon as calculated in Section 2.1(c).

(m)      "Procurement  Related  Obligations  Account" or "PROACT"  means the  Account for  Recovery of  Procurement
Related Obligations established pursuant to Section 2.1(a) of this Agreement.

(n)      "PX  Billing  Claim"  means  any  claim,  liability,  demand,  cause of  action,  chose in  action,  levy, attachment, lien, encumbrance, or right of setoff, reimbursement,  relief, injunction,  contribution,  indemnity or similar  right,  whether in law or in equity or otherwise,  that any Person has against SCE for SCE's  failure,  or alleged failure,  to pay timely any amounts due or claimed to be due to the California Power Exchange  Corporation,
a  not-for-profit  public benefit  corporation,  or the  California  Independent  System  Operator  Corporation,  a
California  not-for-profit  public  benefit  corporation,  to the extent such  amounts due or claimed to be due are reflected in the opening balance of the PROACT.

(o)       "QF" means a  "qualifying  facility" as defined in the Public  Utility  Regulatory  Policy Act of
1978.

(p)      "Rate  Repayment  Period" means the period  commencing  September 1, 2001 and ending on the earlier of the date that SCE recovers all Procurement Related Obligations recorded in the PROACT or December 31, 2003.

(q)      "Recovery  Period"  means the period  commencing  September  1, 2001 and ending on the earlier of the date that SCE recovers all  Procurement  Related  Obligations  recorded in the PROACT or December 31, 2005. The Recovery
Period includes the Rate Repayment Period.

(r)      "Recoverable  Costs" means the amounts SCE is authorized by the CPUC to recover in retail  electric rates, but not including Procurement Related Obligations.

(s)      "Refunds" has the meaning set forth in the Recitals to this Agreement.

(t)      "SCE" means Southern California Edison Company, a California corporation, and its successors.

(u)      "Securitization"  or  "Securitize"  means a financing  or to engage in a  financing,  as the case may be, like the Rate  Reduction  Bonds  issued  pursuant to AB 1890,  which may be  authorized  by the  California legislature.

(v)      "Seller  Claims"  means any claim,  cause of action,  right of  setoff,  right of refund or similar  right under  state or federal  law in favor of SCE that is related to or arises  from the  charging,  either  directly or indirectly,  of prices for electric  energy,  capacity or ancillary  services or for natural gas that are reflected in the opening balance of the PROACT, or conduct related thereto.

(w)      "Settlement  Rates" means gross  electric  retail rates  (including  surcharges)  in effect on the date of this  Agreement  as the same shall be  hereafter  increased  or  decreased  to reflect (i) the  combined  effect on
Surplus,  if any, of both SCE's Net Short  Procurement  Costs and CDWR Charges,  as the same may exist from time to time during the Rate  Repayment  Period,  when compared to the impact on Surplus of Stabilized  CDWR Charges,  (ii)
Recoverable  Costs directed to be incurred by the CPUC that are in excess of the  Recoverable  Costs referred to in
Section  2.1(d),  and (iii)  uninsured  costs,  if any, of recognized  force majeure  events,  such as  earthquake, calamity, war and the like.

(x)      "Shareholder  Distribution"  shall mean a distribution by SCE to its  shareholders,  as defined in Section
166 of the California Corporations Code, with

respect to their  holdings of Common  Stock in SCE,  that is subject to the  provisions  of Section 500 et. seq. of the  California  Corporations  Code.  For example  payments from SCE to Edison  International  or its affiliates in consideration of goods, services or contractual obligations are not "Shareholder Distributions."

(y)      "Stabilized  CDWR  Charges"  means CDWR  Charges  for  electrical  power sold to retail  customers  in the service territory of SCE that are first implemented by the CPUC after the date hereof.

(z)      "Stipulated Judgment" means the Stipulated Judgment referred to in Section 4.1.

(aa)     "Surplus"  means the  difference,  positive or negative,  if any, of SCE's  revenues from retail  electric rates (including surcharges) during the Recovery Period over SCE's Recoverable Costs for the same period.

(bb)     "TCBA"  means that  balancing  account of SCE  commonly  referred  to as the  "transition  cost  balancing account" established by the CPUC.

(cc)     "Utility  Retained  Generation"  means  generating  plants owned by SCE as of the date of this  Agreement, including but not limited to all  hydroelectric  generation  facilities,  and SCE's ownership  shares of the Mohave
Generating Station,

the Four Corners  Powerplant,  the Palo Verde Nuclear  Generating  Station,  and the San Onofre Nuclear  Generating
Station.

Section 1.2       Certain  Interpretive  Matters.  In this Agreement,  unless the context otherwise  requires,  the singular  shall  include the plural and vice versa.  The terms  "includes"  or  "including"  shall mean  "including without limitation";  the terms "hereunder,"  "hereof," "hereto" and words of similar import are references to this
Agreement  as a whole.  References  to a Section,  Article,  Exhibit  or  Schedule  shall mean a Section,  Article,
Exhibit or Schedule of this  Agreement,  and reference to a given  agreement or instrument  shall be a reference to that  agreement or instrument as modified,  amended,  supplemented  and restated  through the date as of which such reference is made.

                                                     ARTICLE 2
                                       RATE STABILIZATION AND COST RECOVERY

Section 2.1       Procurement Related Obligations Account (PROACT).

(a)      The CPUC will  establish  the  Procurement  Related  Obligations  Account  (PROACT) by order.  The opening balance thereof will be the excess of SCE's Procurement  Related  Liabilities as of August 31, 2001 over SCE's cash and cash  equivalents  on hand as of such  date,  less  the sum of $300  million.  Such  opening  balance  shall be subject to equitable adjustment in the event that pending proceedings related to SCE's  Utility  Retained  Generation  result in  amortization  periods of less than ten (10) years (from
January 1, 2001) for the  regulatory  assets that  represent  SCE's  ownership in nuclear  power  plants.  The CPUC shall verify the recorded balance as of August 31, 2001 of the Procurement  Related  Liabilities listed in Schedule
1.1 and the amount of cash and cash  equivalents  that SCE had on hand on such date  within  thirty  (30) days from the date of this  Agreement.  The  Parties  estimate  that the  balance  of the  PROACT  as of the date  hereof  is approximately $3.3 billion.

(b)      SCE will apply all accrued  Surplus to the PROACT on a monthly basis or such other  periodic  basis as may be  established  by the CPUC,  except as  provided  in  Section  2.1(d).  SCE may also  apply the  proceeds  of any
Securitization related to the receipt of Surplus to the PROACT as provided by Section 2.2(c).

(c)      Unrecovered  Procurement  Related  Obligations  in the PROACT shall accrue  interest equal to the interest from September 1, 2001 on SCE's outstanding  Procurement  Related  Liabilities and any refinancings  thereof net of interest earned on SCE's cash position.

(d)      During the Recovery  Period from and after  September 1, 2001, all Surplus shall be applied to the PROACT, except that during each  calendar  year of the Rate  Repayment  Period  commencing  calendar  year 2002,  the CPUC, without adjusting Settlement Rates under Section 1.1(w), shall have discretion to direct that up to

$150 million of Surplus be applied to recover Recoverable Costs for any utility purpose,  including  investments in infrastructure  or increases in energy  efficiency  program  funding.  It is the intent of the foregoing to provide flexibility  needed by the CPUC to direct the  utilization of utility  revenues in the interest of ratepayers  and, at the same time,  to limit the amounts that would  otherwise be Surplus that are made  available for other utility purposes  unless  Settlement  Rates are adjusted as  contemplated  by Section  1.1(w).  It is  understood  that the utilization  of Surplus  provided by this  paragraph  shall only affect the timing of SCE's recovery of Procurement
Related  Obligations,  the Parties  agreeing  that SCE shall  recover the full  amount of its  Procurement  Related
Obligations during the Recovery Period, as provided in Section 2.2.

Section 2.2       Recovery of Procurement  Related  Obligations.  The Parties hereby agree that during the Recovery
Period SCE shall recover in retail  electric  rates its  Procurement  Related  Obligations  recorded in the PROACT.
The Parties  acknowledge  that they each currently  project that the  maintenance  of Settlement  Rates will likely result  in  sufficient  Surplus  for  SCE to  recover  substantially  all of its  unrecovered  Procurement  Related
Obligations  prior to the end of 2003.  SCE's  recovery  of its  Procurement  Related  Obligations  shall  occur as follows:

(a)      The CPUC hereby agrees to maintain retail electric rates for retail customers in SCE's service territory at no less than Settlement Rates during the Rate Repayment Period.

(b)      In the event that any Procurement Related Obligations remain unrecovered in the PROACT at the conclusion of the Rate Repayment Period, then such amount will be amortized in retail rates ratably during all or a portion of the remainder of the Recovery Period.

(c)      If the CPUC concludes that it is desirable to Securitize  any portion of unrecovered  Procurement  Related
Obligations  at any time  during  the  Recovery  Period  (together  with the  financing  and  transaction  costs of
Securitization)  in order to  reduce  the  retail  rate  impact  of their  recovery,  then the  Parties  will  work cooperatively together to achieve such Securitization,  including obtaining appropriate  legislation therefore.  In the event that such Securitization  results in amortization of SCE's remaining Procurement Related Obligations,  if any,  beyond the Recovery  Period,  then SCE's rates after the Recovery  Period will  reflect  continuation  of the pertinent  amortization  schedule.  Any such  Securitization  shall modify the recovery that is otherwise  provided for in this Section 2.2 of the Procurement  Related  Obligations that are included in such Securitization only from and after the date that SCE actually  receives  the proceeds of such  Securitization,  and such  proceeds  shall be credited to the PROACT only when they are actually received.

Section 2.3       Capital  Structure.  During the  Recovery  Period,  no penalty  shall be imposed upon SCE for its noncompliance, if any, with CPUC mandated capital

structure  requirements,  and changes in authorized capital  structure,  if any, shall be implemented in a manner so as not to affect the extent of SCE's receipt of Surplus.

Section 2.4       Hedging.  In order to facilitate  SCE's  restoration  to  investment  grade  creditworthiness  by making the rate at which Procurement  Related  Obligations are recovered more predictable,  SCE intends to apply to the CPUC for its  approval of SCE  incurring  up to $250 million in  Recoverable  Costs  during the Rate  Repayment
Period to  acquire  financial  instruments  and  engage in other  transactions  intended  to hedge  fuel cost risks associated with SCE's Utility Retained  Generation and QF and interutility  contracts.  The CPUC has indicated that it will reasonably  promptly  schedule  proceedings and consider such request on an expedited  basis.  Pending such determination by the CPUC, SCE shall record such costs in a tracking account.

Section 2.5       Dividend  Suspension.  In order to  expedite  payment of its  creditors,  SCE will not declare or pay a Shareholder  Distribution  on its Common Stock prior to (a) the end of the Rate Repayment  Period,  or (b) if
SCE does not recover all of its  Procurement  Related  Obligations  as of or prior to the end of the Rate Repayment
Period,  prior to the  earlier  of  January  1, 2005 or the end of the  Recovery  Period.  It is the  intent of the foregoing that cash  generated from Surplus be used to reduce  Procurement  Related  Liabilities.  SCE and the CPUC recognize that  resumption of Common Stock dividend  payments will improve the ability of SCE to attract capital on reasonable terms for investment in safe and reliable utility service.  Accordingly,

in the event the dividend  restriction in this Section  continues after the end of the Rate Repayment  Period,  SCE may apply to the CPUC for consent to a resumption of its Common Stock  dividend  after the Rate  Repayment  Period, and the CPUC's consent will not be unreasonably withheld.

Section 2.6       Capital  Additions.  In order to assure  the  ability  of SCE to  continue  to  provide  adequate service prior to the  effectiveness  of new retail rates  established by SCE's next General Rate Case, SCE shall be entitled to make capital  expenditures  above the level contained in current rates. To the extent such expenditures do not exceed $900 million in a calendar  year,  then the revenue  requirement  until the  effectiveness  of retail rates  established  by SCE's next General Rate Case that is associated  with capital  expenditures  above the level contained in current rates shall be Recoverable Costs.

Section 2.7       Representation  and  Warranty  Regarding  Financial  Condition of Edison  International  and SCE
Affiliates.  SCE  represents  and  warrants  that,  to the  best of its  knowledge  and  belief,  the  consolidated financial  statements of Edison  International  and Edison Mission  Energy for the quarterly  period ended June 30,
2001 do not contain  misrepresentations  of material  facts and do not omit  material  facts  necessary to make the statements  made in such financial  statements,  under the  circumstances  in which they were made, not misleading.
SCE further  represents  and warrants  that Edison  International  and its  affiliates  Edison  Capital and Mission
Energy Holding Com-

pany do not have investment  grade ratings for their senior  unsecured debt, and that its affiliate  Edison Mission
Energy has an investment grade rating below BBB for its senior unsecured debt.

Section 2.8       Disposition  of TCBA.  Balances in SCE's TCBA as of August 31, 2001 shall have no further  impact on SCE's  retail  electric  rates,  Surplus or  Recoverable  Costs,  except to the extent the CPUC  authorizes  the recovery  after  such date of costs  previously  recorded  in the TCBA  (e.g.,  accelerated  amortization  of SCE's investment in nuclear  plants).  Recoverable  Costs incurred after August 31, 2001, which would otherwise have been recorded in the TCBA,  shall be recovered in rates in accordance  with further  orders of the CPUC,  whether or not the CPUC chooses to continue to have such costs recorded in the TCBA.

Section 2.9       Intended  Effects.  The CPUC  shall  adopt  such  decisions  or orders as it deems  necessary  to implement  and carry out the  provisions  of this  Agreement,  it being  understood  that  this  Agreement  and the
Stipulated  Judgment  contemplated hereby shall be binding and irrevocable upon the Parties,  notwithstanding  such future  decisions  and orders of the CPUC.  It is the intent of the Parties that SCE actually  recover  Procurement
Related  Obligations  recorded in the PROACT,  without  offset,  as rapidly as possible  during the Rate  Repayment
Period consistent with the terms hereof, and in any event during the Recovery Period.

                                                       ARTICLE 3
                       COMPROMISE OF PROCUREMENT RELATED OBLIGATIONS AND RELATED ADJUSTMENTS

Section 3.1       Pursuit of Seller  Claims and  Defense of PX Billing  Claims.  Subject to its not being  required to waive any applicable  privileges,  SCE will  cooperate in good faith with the CPUC and the  California  Attorney
General in order to  coordinate  the pursuit and  resolution  of SCE's Seller  Claims and its  defenses  against PX
Billing  Claims along with claims  involving the same adverse  parties that the State of California or its agencies may have or assert  directly or in their  representative  capacity or in  coordination  with third parties and that arise from power purchases. In this regard, SCE will:

(a)      Regularly  consult with the General Counsel of the CPUC and the California  Attorney General regarding the coordination  of  litigation  strategies  and  consider in good faith their views with  respect to  litigation  and potential litigation in respect of Seller Claims and PX Billing Claims;

(b)      Execute  reasonable and customary joint defense,  common interest or similar  agreements to facilitate the coordination of claims and defenses without waiver of privileges; and

(c)      Seek and  consider  in good faith the  General  Counsel of the CPUC's and the  Attorney  General's  input, advice and proposed modifications with

respect to any material brief, memorandum, pleading and argument prior to the filing or making thereof.

Section 3.2       Resolution of Claims; Compromises.

(a)      Subject to the further  provisions  of this Section 3.2,  nothing  herein or  otherwise  shall  prevent or limit SCE's right to litigate any Seller Claim,  PX Billing  Claim or  Procurement  Related  Liability or to appeal any order, judgment or other disposition thereof.

(b)      Subject to Section 3.2(c) below,  nothing  herein or otherwise  shall prevent or limit SCE's right to pay, restructure,  settle,  compromise,  waive,  resolve,  dismiss or otherwise  dispose of any Seller Claim, PX Billing
Claim or Procurement  Related Liability in any manner and whenever SCE determines,  in the exercise of its business judgment.  SCE shall promptly  notify the CPUC of any such payment,  settlement,  compromise,  waiver,  resolution, dismissal or other  disposition in a manner that  preserves the  confidentiality  thereof  insofar as is reasonably necessary to further SCE's flexibility to pay, settle,  compromise,  waive,  resolve,  dismiss or otherwise dispose of any other SCE Seller Claim, PX Billing Claim or Procurement Related Liability.

(c)      Notwithstanding  Section  3.2(b),  in the event that SCE wishes to compromise,  waive or settle any Seller
Claim or PX Billing  Claim on or after March 1, 2002  (subject to  extension by mutual  agreement),  it shall first obtain the CPUC's  permission  to do so. In the event the CPUC  grants  such  permission,  then SCE may effect such compromise,  waiver or settlement.  In the event the CPUC does not grant such  permission,  then SCE shall continue to pursue the claim or defense in question,  and any compromise,  waiver or settlement thereof shall continue to be subject to CPUC review.

Section 3.3       Credits To PROACT.

(a)      One  hundred  percent  (100%) of the  liquidated  value of any and all  Refunds  actually  realized by SCE during the Recovery  Period in respect of Procurement  Related  Liabilities,  including PX Billing claims and SCE's
Seller Claims,  shall be applied to the PROACT.  Ninety  percent (90%) of the  liquidated  value of any and all net
Refunds  actually  realized  by SCE after the  Recovery  Period in  respect  of  Procurement  Related  Liabilities, including PX Billing Claims and Seller Claims, shall be refunded to ratepayers as directed by the CPUC.

(b)      All such Refunds  shall be calculated  net of (i) any and all refunds,  recoveries or payments that SCE is required  to make or  provide  in  connection  with its  sales of  power  through,  or its  participation  in,  the
California Power Exchange

Corporation,  a  not-for-profit  public  benefit  corporation,   and  (ii)  associated  costs  of
recovery,  including  any related  litigation,  professional  and other similar  costs.  Any portion of Refunds not applied to the PROACT or refunded to ratepayers,  as the case may be,  pursuant to the foregoing  provisions may be retained by SCE without offset.

                                                      ARTICLE 4
                                                     LITIGATION

Section 4.1       Stipulated  Judgment.  As soon as reasonably possible after the execution of this Agreement,  and in no event later than four (4) business days  following  such  execution,  the Parties shall submit to the Court a proposed  Stipulated  Judgment in the  Litigation  (substantially  in the form  attached as Exhibit A hereto)  that shall  incorporate  this Agreement by reference and order the terms of this Agreement to be entered as the Judgment of the  Court.  The  Parties  shall  undertake  their best  efforts  to seek  entry by the Court of the  Stipulated
Judgment  within thirty (30) days after the date hereof.  If such  Stipulated  Judgment is not entered by the Court within such period,  then either Party may  terminate  this  Agreement  upon written  notice to the other given any time prior to entry of a Stipulated Judgment.

Section 4.2       Enforcement of Stipulated  Judgment.  The Parties agree that the Court shall retain  jurisdiction over the Litigation  for the purpose of enforcing the  Stipulated  Judgment and ensuring that the Parties carry out the terms of this Agreement.

Section 4.3       Validity and Binding Effect.  The Parties and their  respective  successors and assigns agree not to contest the  validity  and  enforceability  of this  Agreement  or the  Stipulated  Judgment as agreed to by the
Parties and entered by the Court.  This  Agreement  and the  Stipulated  Judgment  are  intended to be  enforceable under federal law, notwithstanding any contrary state law.

Section 4.4       Releases of Specified Claims.  Promptly upon entry of the Stipulated Judgment,  SCE shall deliver to the CPUC executed  releases  substantially  in the form of Exhibit B hereto  specifically  releasing any and all claims  and  causes of action  that SCE has or may have  against  the State of  California  and the CPUC that arise from:

(a)      The facts  alleged by SCE in the  Litigation,  including  without  limitation  claims and causes of action based upon the filed rate doctrine,  takings,  due process and commerce  clause  violations,  except for claims and causes of action based upon this Agreement or as provided in the Stipulated Judgment;

(b)      The CPUC's implementation prior to the date of this Agreement of Assembly Bill 1 of the 2001-02 First
Extraordinary Session (Ch. 4, Stats. 2001-02 1st Ex. Sess.) and Assembly Bill 6 of the 2001-02 First
Extraordinary Session (Ch. 2, Stats. 2001-02 1st Ex. Sess.), including CPUC Decision Nos. 01-03-081 and
01-04-005; and

(c)      CPUC Decision No. 01-03-082 (the TURN Accounting Decision).

Section 4.5       Termination.  This  Agreement  and the  Stipulated  Judgment  shall  terminate  at the end of the
Recovery  Period but in no event later than  December 31, 2005,  provided that all rights of the Parties under this
Agreement and the  Stipulated  Judgment  that vest on or prior to such  termination,  including any rights  arising from default under this Agreement or the terms of the Stipulated  Judgment,  shall survive any such termination for the purpose of enforcing such vested rights.

Article 5
                                                GENERAL PROVISIONS

Section 5.1       Counterparts.  This  Agreement may be executed in one or more  counterparts,  each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 5.2       Captions  and  Paragraph   Headings.   Captions  and  paragraph  headings  used  herein  are  for convenience only and are not a part of this Agreement and shall not be used in construing it.

Section 5.3       Entire  Agreement.  This Agreement  contains the entire  understanding of the Parties  concerning the  subject  matter  of this  Agreement  and,  except as  expressly  provided  for  herein,  supersedes  all prior understandings and agreements,

whether oral or written,  among them with respect to the subject  matter hereof and thereof.  There are no representations,  warranties,  agreements,  arrangements or  understandings,  oral or written,  between the Parties hereto  relating to the subject matter of this  Agreement and such other  documents and  instruments  which are not fully  expressed  herein or therein.  This  Agreement  may be amended or modified  only by an  agreement in writing signed by each of the Parties hereto which is filed with the Court in which the Stipulated Judgment is filed.

Section 5.4       Time Of Essence.  Time is hereby  expressly  made of the essence  with  respect to each and every term and  provision  of this  Agreement.  The  Parties  acknowledge  that  each  will be  relying  upon the  timely performance by the other of its obligations  hereunder as a material  inducement to each Party's  execution of this
Agreement.

Section 5.5       No Third  Party  Beneficiaries.  Except  as may be  specifically  set  forth  in this  Agreement, nothing in this  Agreement,  whether  express or implied,  is intended to confer any rights or remedies under or by reason of this  Agreement  on any Persons  other than the Parties and their  respective  permitted  successors  and assigns,  nor is anything in this  Agreement  intended to relieve or discharge  the  obligation or liability of any third Persons to any Party, nor give any third Persons any right of subrogation or action against any Party.

Section 5.6       Authority;  Enforceability.  Each Party  represents and warrants to the other that this Agreement and the  Stipulated  Judgment have been duly  authorized by all action  required of such Party to be bound thereby, and that this Agreement and the Stipulated Judgment are valid, binding and enforceable obligations of such Party.

Section 5.7       Waiver of  Compliance.  To the extent  permitted  by  applicable  law,  any failure of any of the
Parties to comply with any  obligation,  covenant,  agreement  or  condition  set forth herein may be waived by the
Party  entitled to the  benefit  thereof  only by a written  instrument  signed by such Party,  but any such waiver shall not  operate  as a waiver  of, or  estoppel  with  respect  to,  any prior or  subsequent  failure  to comply therewith.  The  failure  of a Party to this  Agreement  to  assert  any of its  rights  under  this  Agreement  or otherwise shall not constitute a waiver of such rights.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                    SOUTHERN CALIFORNIA EDISON COMPANY

                                    By: Stephen E. Frank
                                        ---------------------------------
                                        Stephen E. Frank
                                    Title: Chairman, President and
                                           Chief Executive Officer

                                    CALIFORNIA PUBLIC UTILITIES COMMISSION

                                    By: Wesley M. Franklin
                                        ----------------------------------
                                        Wesley M. Franklin

                                    Title: Executive Director

                                    COMMISSIONERS IN THEIR OFFICIAL CAPACITY

                                    Loretta M. Lynch
                                    -----------------------------------
                                    Loretta M. Lynch

                                    Richard A. Bilas
                                    -----------------------------------
                                    Richard A. Bilas

                                    Henry M. Duque
                                    ------------------------------------
                                    Henry M. Duque

                                    Carl W. Wood
                                    ------------------------------------
                                    Carl W. Wood

                                    Geoffrey F. Brown
                                    ------------------------------------
                                    Geoffrey F. Brown

                                                   Schedule 1.1

                                          Procurement Related Liabilities

Amount            Description                                          Date Due
$1.179                     QFs (1)                                     Now
$0.920                     PX/ISO                                      Now
$0.243                     ESPs                                        Now
$0.347                     CDWR Imbalance Energy                       Now
$0.030                     Other -                                     Now
---------------------------------------------------------------------------------
$2.720                     Total Past Due Bills

$0.208                     Bank Loan -- 364-Day Line                   10/19/2001
$0.415                     Bank Loan -- Bilateral Lines                10/19/2001
$1.090                     Bank Loan -- 5-Year Line                    10/19/2001
$0.010                     Extendable Commercial Notes (ECN)           10/22/2001
$0.313                     Floating Rate Notes                         05/01/2002
$1.047                     Variable Rate Notes                         11/03/2003
---------------------------------------------------------------------------------
$3.083                     Total Non-defaulted Indebtedness

$0.552                     Defaulted Commercial Paper                  Now
---------------------------------------------------------------------------------
$6.355                     Total

(1) Net of offsets of $44.5 million due SCE from QFs.

                                                     Exhibit A

                                            Form of Stipulated Judgment

                                           UNITED STATES DISTRICT COURT
                                          CENTRAL DISTRICT OF CALIFORNIA
                                                 WESTERN DIVISION

SOUTHERN CALIFORNIA EDISON COMPANY,                 )        CASE NO. 00-12056-RSWL(Mcx)
                                                    )
                      Plaintiff,                    )

         vs.

LORETTA M. LYNCH, HENRY M. DUQUE,  RICHARD A. BILAS,)
CARL W.  WOOD,  and  GEOFFREY  F.  BROWN,  in  their)
official   capacities   as   Commissioners   of  the)
California Public Utilities Commission,             )

                      Defendants.
----------------------------------------------------)

                                                         STIPULATED JUDGMENT

I.       GENERAL PROVISIONS

A.       Basis for resolution

1.       Plaintiff, Southern California Edison Company ("SCE"), and Defendants, the Commissioners of the
California Public Utilities Commission ("Commission", referred to collectively with the Defendants as "CPUC"), agree to the terms of this stipulated judgment to resolve this action.  This stipulated judgment reflects a compromise of disputed issues in pending litigation, and is not to be taken as an admission of liability or material facts beyond the terms of the judgment.  The purpose of this stipulated judgment is to stabilize the costs and enhance the reliability of producing and distributing electricity for the benefit of SCE's ratepayers and the State of California within the context of a Settlement Agreement ("Agreement").  The terms of the
Agreement are set forth in Exhibit A hereto.

2.       SCE and the CPUC share a common interest in implementing the provisions of this judgment, to enable SCE to recover its past costs as defined in the Agreement, to restore SCE to creditworthiness, to protect consumers from the potential impact of further volatility in electricity prices and unreliable service, and to avoid the risks and costs of further litigation.  Implementation of the Agreement is intended to enable SCE to fulfill its historic obligation to provide reliable electric service at just and reasonable rates to its retail customers, and is therefore in the public interest.

B.       Jurisdiction of the Court

1.       SCE's Complaint alleges that defendants' past decisions are unlawful because they prevent SCE from recovering fully its costs, in particular, its costs of procuring electricity and its costs of interstate transmission.  SCE's Complaint states causes of action based upon (a) preemption, including preemption under the filed rate doctrine, (b) facial takings, (c) due process, (d) as-applied takings, and (e) commerce clause.

2.       The Court has previously determined that it has jurisdiction over this action pursuant to 28 U.S.C.ss.ss.
1331, 1337 and 1343.  Venue is proper in the Central District of California pursuant to 28 U.S.C.ss.1391.
Defendants agree not to take any appeal from the Court's determination that it has jurisdiction and to waive any defense they may have to the Court's jurisdiction based upon the Eleventh Amendment for purposes of this case only.

3.       As a Party to the Agreement, the Commission (as distinct from the individual Defendants) joins in and agrees to be bound by all of the terms of this stipulated judgment.  The CPUC agrees to waive any defense it may have to the Court's jurisdiction based upon the Eleventh Amendment, or other defense, for purposes of this case only.

C.       Issues Previously Determined By The Court

1.       The Court has denied defendants' motion to dismiss.

2.       SCE alleges that federal law preempts California from preventing SCE from fully recovering in retail rates its wholesale procurement costs, which are subject to the exclusive jurisdiction of the Federal Energy
Regulatory Commission ("FERC").

3.       SCE has paid wholesale procurement costs established pursuant to tariffs filed by the Independent System
Operator and the Power Exchange with FERC, and has been charged additional amounts pursuant to such tariffs that it has not yet paid.  SCE has made the following assertions: The filed rate doctrine "holds that interstate power rates filed with FERC or fixed by FERC must be given binding effect by state utility commissions determining intrastate rates."  Nantahala Power & Light Co. v. Thornburg, 476 U.S. 953, 962, 106 S. Ct. 2349, 90 L. Ed. 2d
943 (1986).  Accordingly, "a State may not conclude in setting retail rates that the FERC-approved wholesale rates are unreasonable.  A State must rather give effect to Congress' desire to give FERC plenary authority over interstate wholesale rates, and to ensure that the States do not interfere with this authority."  Id. at 966.
"When FERC sets a rate between a seller of power and a wholesaler-as-buyer, a State may not exercise its undoubted jurisdiction over retail sales to prevent the wholesaler-as-seller from recovering the costs of paying the
FERC-approved rate."  Id. at 970.  As the Supreme Court stated in a subsequent case, States "may not bar regulated utilities from passing through to retail consumers FERC-mandated wholesale rates."  Mississippi Power &
Light Co. v. Mississippi ex rel. Moore, 487 U.S. 354, 372, 108 S. Ct. 2428, 101 L. Ed. 2d 322 (1988).

4.       The Court has rejected defendants' claim that SCE is equitably estopped from invoking the filed rate doctrine.  The Court has ruled that SCE may challenge defendants' implementation of state law, even though SCE lobbied for the passage of Assembly Bill 1890.

D.       Issues Not Resolved

1.        A number of issues are unresolved in this case and remain in dispute.  This stipulated judgment reflects a compromise of those issues.

2.       The Court has stated that the filed rate doctrine is subject to an exception under Pike County Light &
Power Co. v. Pennsylvania Pub. Util. Comm'n, 465 A.2d 735 (Pa. Commw. Ct. 1983), if the state regulatory commission finds that the utility acted imprudently in failing to purchase power at wholesale from available, less costly sources.  SCE contends that the Pike County exception does not apply to SCE, because the CPUC deemed all of SCE's purchases from the Power Exchange and Independent System Operator per se prudent.  The CPUC has disputed SCE's contention.

3.       The CPUC argues that SCE has recovered all of its wholesale procurement costs, because under AB 1890 it was required to recover those costs ahead of any so-called stranded costs.  The CPUC argues, therefore, that there is no preemption claim in this case, and that therefore the Johnson Act does bar this case.  On March 27,
2001, the CPUC issued Decision No. 01-03-082, which modified certain CPUC accounting rules.  The CPUC contends that, as a result of this change, the CPUC has provided for the recovery of wholesale procurement costs.  SCE disputes the CPUC's contention, and claims that the accounting change does not provide an adequate and independent state ground for avoidance of the application of the federal filed rate doctrine.

4.       SCE contends that the CPUC's actions constitute a taking of property without just compensation and a violation of due process, insofar as the net effect of the State's regulatory program has been and continues to be to impair SCE's financial integrity and to prevent SCE from attracting capital and paying a return to investors.  The CPUC has disputed SCE's contention, and claims that SCE has been provided with a reasonable opportunity to recover its stranded costs, and its inability to do so was caused by economic circumstances not within the control of the CPUC.

5.       SCE contends that the CPUC's actions violate the Commerce Clause.  The CPUC has disputed SCE's contention.

6.       SCE and the CPUC recognize that SCE has presented substantial federal claims and that the ultimate judicial resolution of these issues is uncertain.  SCE and the CPUC agree that the resolution of the case in accordance with this stipulated judgment is desirable to eliminate this uncertainty and to provide an outcome that is in the public interest.

E.       Future Effect

1.       The Agreement that is incorporated herein provides for SCE to recover certain costs in retail rates over time.  An essential element of this stipulated judgment is to provide certainty that SCE will be able to recover such costs in accordance with the Agreement.  SCE and the CPUC contemplate that third parties will rely on such certainty in extending credit to SCE.  Accordingly, enforcement of this stipulated judgment and the Agreement are essential in order to restore SCE's creditworthiness, which is in the interests both of SCE and of the CPUC.

2.       The parties and their respective successors and assigns agree to be bound by the terms of this stipulated judgment and agree not to contest its validity in any subsequent proceeding.  Defendants recognize that market prices may fluctuate, that state or federal law may be modified, and that other circumstances may change, and nevertheless intend that this stipulated judgment be binding and enforceable in the future in accordance with its terms.

3.       The Court enters this stipulated judgment and Agreement as its judgment, and retains jurisdiction to enforce the judgment in the future, as may be necessary.

                                                     Exhibit B

                                                  Form of Release

                                                      Release

         This Release is being  delivered as of October 2, 2001 by Southern  California  Edison Company  ("SCE") to
the California Public Utilities  Commission  ("CPUC"),  pursuant to section 4.4 of the Settlement  Agreement by and among SCE, the CPUC and the  Commissioners of the CPUC, dated October 2, 2001  ("Agreement")  and is subject to the provisions  thereof.  All capitalized  terms not otherwise defined herein have the same meaning as is given to them in the Agreement.

         A.       Except as provided in the  Agreement  and in the  Stipulated  Judgment,  SCE hereby does  forever release and discharge the CPUC, the State of California,  and their respective agencies,  departments,  successors, officials,  agents,  representatives,  and employees, and each of them from any and all claims, debts, liabilities, demands,  obligations,  promises, acts, agreements, costs, expenses (including but not limited to attorneys' fees), damages,  actions,  causes of action and claims for relief of whatever  kind or nature,  under any theory,  whether legal, equitable or other, under the law, either common,  constitutional,  statutory,  regulatory, or other, of any jurisdiction, foreign or domestic ("Claims"), that arise from:

                  1.       The facts pled, or that could have been pled, in Southern  California  Edison Company,
Plaintiff,  vs.  Loretta M. Lynch et. al.,  presently  pending in the United States  District Court for the Central
District of California,  Case No.  00-12056-RSWL(Mcx),  including  without  limitation  claims and causes of action based upon the filed rate doctrine, takings, due process and commerce clause violations;

                  2.       The CPUC's  implementation,  prior to the date of the  Agreement,  of Assembly Bill 1 of the 2001-02 First  Extraordinary  Session (Ch. 4, Stats.  2001-02 1st Ex. Sess.) and Assembly Bill 6 of the 2001-02
First  Extraordinary  Session (Ch. 2, Stats.  2001-02 1st Ex. Sess.),  including  CPUC Decision Nos.  01-03-081 and
01-04-005; and

                  3.       CPUC Decision No. 01-03-082 (the TURN Accounting Decision).

         B.       With respect to the Claims that are the subject of release  hereunder,  SCE  specifically  waives all  rights  and  benefits  afforded  by  California  Civil  Code  Section  1542  and  does  so  understanding  and acknowledging the significance of such specific waiver of such statutory protection, which provides as follows:

                                    "A  GENERAL  RELEASE  DOES NOT  EXTEND  TO  CLAIMS  WHICH THE
                  CREDITOR  DOES  NOT  KNOW OR  SUSPECT  TO  EXIST  IN HIS  FAVOR  AT THE TIME OF
                  EXECUTING THE RELEASE,  WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS
                  SETTLEMENT WITH THE DEBTOR."

         C.       Except as may be  specifically  set  forth in this  Release,  nothing  in this  Release,  whether express  or  implied,  is  intended  to confer  any rights or  remedies  under or by reason of this  release on any
Persons  other than the Parties and their  respective  permitted  successors  and assigns,  nor is anything in this
Release  intended to relieve or discharge the  obligation or liability of any third Persons to any Party,  nor give any third Persons any right of subrogation or action against any Party.

         IN WITNESS  WHEREOF,  SCE has  executed  and  delivered  this  Release as of the day and year first  above written.

--------------------------------------